Exhibit 23.1







INDEPENDENT AUDITORS' CONSENT

The Board of Directors
The L. S. Starrett Company


     We consent to the incorporation by reference in this Registration Statement on Form S-8 of The L. S. Starrett Company, of our report dated July 29, 1994 appearing in the Annual Report on Form 10-K of the L.S. Starrett Company for the year ended June 25, 1994.


DELOITTE & TOUCHE LLP


Boston, Massachusetts
September 21, 1994